                                                                    Exhibit 99.1




                                                   AS EXECUTED DECEMBER 12, 1996



                      Integrated Process Equipment Corp.


                                      and


                        Fletcher International Limited



                      -----------------------------------



                            Subscription Agreement



                     -------------------------------------



                         Dated as of December 12, 1996

                             SUBSCRIPTION AGREEMENT
                             ----------------------


This Subscription Agreement (the "Agreement") dated December 12, 1996 is entered into by and between Integrated Process Equipment Corp., a Delaware corporation (together with its successors, "IPEC"), together with its successors, and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act").

          The parties hereto agree as follows:

          1.   Purchase and Sale.  In consideration of and upon the basis
               -----------------
of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

               a.  Convertible Preferred Stock.  IPEC agrees to sell to
                   ---------------------------
     Fletcher, and Fletcher agrees to purchase from IPEC, on the Closing Date specified in Section 2 hereof, 100,000 shares of Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), having the terms and conditions set forth in the Certificate of Designation which is attached hereto as Annex A at a purchase price per share equal to TWO HUNDRED AND FIFTY DOLLARS ($250.00).

               b.  Warrant.  In consideration of the purchase of the Preferred
                   -------
     Shares by Fletcher, IPEC will issue to Fletcher on the Closing Date specified in Section 2 hereof, a warrant having the terms set forth in the warrant certificate attached hereto as Annex B (the "Warrant") to purchase up to 456,000 shares of IPEC's Common Stock, par value $0.01 per share (the "Common Stock"), which, in accordance with the terms and conditions of this Agreement and the Warrant, will be freely tradable. The shares of Common Stock issuable pursuant to the Warrant are referred to herein as the "Warrant Shares."

               c.  Converted Stock.  The term "Converted Stock" shall apply to
                   ---------------
     any Common Stock issued or to be issued to Fletcher upon conversion of the Preferred Shares pursuant to the terms of this Agreement and the Certificate of Designation or upon the exercises of the Warrant.

          2.   Closing Date.  The delivery of the Preferred Shares referred
               ------------
to in Section 1(a) and the Warrant referred to in Section 1(b) (the "Closing") shall take place upon satisfaction or, if applicable, waiver of the conditions set forth in Sections 8 and 9 hereof via facsimile at 1:00 p.m. (New York time) on December 16, 1996, or at such other date and time as Fletcher and IPEC may agree in writing (such date and time being referred to herein as the "Closing Date").

          At the Closing, the following deliveries shall be made:

               a.  Preferred Shares.  IPEC shall deliver the certificate
                   ----------------
     representing the Preferred Shares, duly registered on the books of IPEC in the name of Fletcher, against payment by Fletcher of the purchase price specified in Section 1(a) hereof in immediately available funds to the following account: Account Name: Integrated Process Equipment Corp., Wells Fargo Bank, Account No. 4159542927, ABA No. 121000248.

               b.  Warrant.  IPEC shall deliver the certificate representing the
                   -------
     Warrant to Fletcher. Such certificate shall be substantially in the form attached hereto as Annex B.

               c.  Officers' Certificate.  The officers' certificates required
                   ---------------------
     by Sections 8(a) and 9(a) shall be delivered to Fletcher and IPEC, respectively.

               d.  Legal Opinion.  The legal opinions required by Section 8(b)
                   -------------
     and 9(e) shall be delivered to Fletcher and IPEC, respectively.

          The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

          3.   Representations and Warranties of IPEC.   IPEC hereby
               --------------------------------------
represents and warrants to Fletcher on the date hereof, on the Closing Date, on the date any Preferred Share is converted (each a "Conversion Date") and on each Warrant Exercise Date (as defined in Annex B hereto), except as disclosed in the Schedule of Disclosure attached hereto as Annex C, as follows:

               a. IPEC has been duly incorporated and is validly existing in good standing under the laws of Delaware, or, after the Closing Date if another entity has succeeded IPEC in accordance with the terms hereof, under the laws of one of the United States.

               b. The execution, delivery and performance of this Agreement (including the issuance of the Preferred Shares) and the Warrant by IPEC have been duly authorized by all requisite corporate action and no further consent or authorization of IPEC, its Board of Directors or its stockholders is required. This Agreement and the Warrant have been duly executed and delivered by IPEC and, when duly authorized, executed and delivered by Fletcher, will be valid and binding agreements enforceable against IPEC in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. IPEC has full corporate power and authority necessary to execute and deliver this Agreement and the Warrant and to perform its obligations hereunder (including the issuance of the Preferred Shares) and thereunder.

               d. No consent, approval, authorization or order of any court, governmental agency or other body is required for the execution and delivery by IPEC of this Agreement and the Warrant or the performance by IPEC of any of its obligations hereunder (including the issuance of the Preferred Shares) or thereunder.

               e. Neither the execution and delivery by IPEC of this Agreement and the Warrant nor the performance by IPEC of any of its obligations hereunder or thereunder:

                    (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation or by-laws of IPEC or any of its subsidiaries or any Certificate of Designation relating to any securities of IPEC or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which IPEC is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over IPEC or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which IPEC or any of its subsidiaries is a party, by which IPEC or any of its subsidiaries is bound, or to which any of the properties or assets of IPEC or any of its subsidiaries is subject, and which is material to IPEC and its subsidiaries as a whole, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which IPEC or any of its subsidiaries is a party, or (E) any rules of the National Association of Securities Dealers, Inc. applicable to IPEC or the transactions contemplated hereby; or

                    (2) results in the creation or imposition of any lien, charge or encumbrance upon (A) any Preferred Share, the Warrant, the Warrant Shares or any Converted Stock or (B) any of the properties or assets of IPEC or any of its subsidiaries.

               f. IPEC has validly reserved (i) 100,000 Preferred Shares for issuance pursuant to the terms hereof, (ii) 2,500,000 shares of Common Stock for issuance pursuant to the terms of this Agreement and the Certificate of Designation and (iii) 456,000 shares of Common Stock for issuance pursuant to the Warrant. When issued to Fletcher against payment therefor in accordance with the terms of this Agreement, the Certificate of Designation or the Warrant, each share of Preferred Stock and Converted
     Stock:

                    (1) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

                    (2) will be free and clear of any security interests, liens, claims or other encumbrances; and

                    (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of IPEC.

               g. The Common Stock has been, and upon issuance the Warrant Shares and the Converted Stock will be, duly listed and admitted for trading on the Nasdaq National Market ("NASDAQ") or, if applicable, following the Closing Date, listed and registered on a national securities exchange (as defined in the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")). IPEC satisfies all quantitative maintenance criteria of the NASDAQ.

               h.   IPEC is a Reporting Issuer within the meaning of Regulation
     S.

               i. There is no pending or, to the best knowledge of IPEC, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over IPEC or any of its affiliates that would materially affect the execution by IPEC of, or the performance by IPEC of its obligations under this Agreement or the Warrant, provided, however, that the representations and warranties
                  --------  -------
     contained in this Section 3(i) shall not apply to any action, threatened action, suit, proceeding or investigation initiated by Fletcher.

               j. IPEC has timely filed all filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act (including, without limitation, the Registration Statement on Form S-3 (File No. 333-16287) filed on November 18, 1996 (the "November S-3")) or under Section 13(a) or 15(d) of the Exchange Act (each, an "SEC Filing") required to be filed by IPEC pursuant to such acts during the past twelve months and no SEC Filing at the time filed, or press release issued by IPEC containing information material to the business of IPEC as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the time of the public disclosure.

               k. Since the date of IPEC's most recent SEC Filing, there has not been, and IPEC is not aware of any development that would require an amendment to the November S-3 in order to permit public offers and sales of shares of Common Stock thereunder. The parties hereto acknowledge that (i) Fletcher has neither requested of nor received from IPEC any non-public information relating to IPEC or the business affairs or business prospects of IPEC and (ii) without limiting Fletcher's reliance on any of the representations, warranties, covenants and agreements of IPEC contained herein, Fletcher assumes the risk that the knowledge of any of the non-public information described in proviso (i) of this Section 3(k) might have materially influenced Fletcher's decision to enter into and perform this Agreement. IPEC is not aware of any development that might result in IPEC not satisfying all such quantitative maintenance criteria of the NASDAQ. The representations and warranties contained in this Section 3(k) shall not be required to be given in respect of any Conversion Date or Warrant Exercise Date.

               l. The offer and sale of the Preferred Shares, the Converted Stock, the Warrant and the Warrant Shares to Fletcher pursuant to this Agreement and the Warrant will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 6 hereof, be made in accordance with the provisions and requirements of Regulation S and any applicable state law.

               m. Neither IPEC nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Converted Stock, the Warrant or the Warrant Shares, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

               n. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of IPEC, any of its affiliates or any person acting on its or their behalf, to evade the registration provisions of the Securities Act.

               o. IPEC has not issued, and after the date hereof, will not issue, any stop transfer order or other order impeding the sale and delivery of the Preferred Shares, the Converted Stock, the Warrant or the Warrant Shares issuable hereunder except for a stop order restricting the sale of any of the foregoing securities to any person in the United States or to or for the account or benefit of any U.S. person during an applicable Restricted Period or otherwise not in compliance with Regulation S.

               p. Neither IPEC nor any of its affiliates has offered to sell or sold any Common Stock or any securities convertible or exchangeable into or exercisable for Common Stock in reliance upon Regulation S at any time during the 12 months prior to the date of this Agreement; and there are no such outstanding convertible or exchangeable securities that have been offered or sold in reliance upon Regulation S, except, in each case the Warrant, the Warrant Shares, the Converted Stock and the Preferred Shares sold pursuant hereto.

               q. As of the date hereof, the authorized capital stock of IPEC consists of 50,000,000 shares of Common Stock, 3,500,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), and 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred
                                                                     ---------
     Stock") of which 21,478 shares are authorized for each of the Series B-1,
     -----
     B-2 and B-3 Preferred Stock ("Series B Preferred Stock") and 100,000 shares are authorized for Series C Convertible Preferred Stock. As of September 30, 1996, (i) 14,354,272 shares of Common Stock, 521,650 shares of Class A Common Stock and 57,723 shares of Series B Preferred Stock were issued and outstanding, (ii) 5,029,515 shares of Common Stock were reserved for issuance upon exercise of Class A Common Stock, outstanding stock options, convertible Preferred Stock, including the Series B Preferred Stock, warrants or other rights and (iii) 0 shares of Common Stock were held in the treasury of IPEC. All the outstanding shares of Common Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above from September 30, 1996 to the date hereof, and except for shares of Common Stock related to option grants made after September 30, 1996 to the date hereof under IPEC's stock plans for employees, directors and consultants, not in excess of 29,000 shares in the aggregate, (i) no shares of capital stock or other voting securities of IPEC were outstanding, (ii) no equity equivalents, interests in the ownership or earnings of IPEC or other similar rights were outstanding and (iii) there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of IPEC or any of its subsidiaries or obligating IPEC or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, IPEC or any of its subsidiaries or obligating IPEC or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

          4.   Representations and Warranties of Fletcher.  Fletcher hereby
               ------------------------------------------
represents and warrants to IPEC on the date hereof and on the Closing Date, and agrees with IPEC, as follows:

               a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, or, after the Closing Date if another entity has succeeded Fletcher in accordance with the terms hereof, under the laws of the jurisdiction of its incorporation.

               b. The execution, delivery, and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by IPEC, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. In making the decision to purchase the Preferred Shares, the Converted Stock, the Warrant and the Warrant Shares in accordance with this Agreement, Fletcher has relied solely upon independent investigations made by it and not upon any representations made by IPEC other than those made pursuant to this Agreement.

               d. Fletcher understands that the Preferred Shares, the Converted Stock, the Warrant and the Warrant Shares have not been and, subject to Section 7, will not be registered under the Securities Act and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

               e. Fletcher is not a U.S. Person and is not acquiring the Preferred Shares, the Converted Stock, the Warrant or any Warrant Shares for the account or benefit of any U.S. Person.

               f. At the time the buy orders for the Preferred Shares and the Warrant (and any Converted Stock and Warrant Shares issued during the applicable Restricted Period) were originated, Fletcher was located outside the United States.

               g. Neither Fletcher nor any of its affiliates nor anyone acting on its or their behalf has engaged or will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Converted Stock, the Warrant or any Warrant Shares, and all such persons understand and have complied and will otherwise comply with the requirements of Regulation S.

               h.   Fletcher:

                    (1) will not, through its own actions or any of its affiliates or any person acting on its or their behalf, during the Restricted Period applicable to the Preferred Shares, the Converted Stock, the Warrant and the Warrant Shares, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

                    (2) will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Preferred Shares, the Converted Stock, the Warrant or any Warrant Shares (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state securities laws.

               i. Fletcher is purchasing the Preferred Shares, the Warrant, the Warrant Shares, and the Converted Stock for its own account, for the purpose of investment and not with a view to a distribution thereof.

               j. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of Fletcher, any of its affiliates or any person acting on its or their behalf to evade the registration requirements of the Securities Act.

               k. Assuming the accuracy of the representations and warranties of IPEC herein made as of such date, no consent, approval, authorization or order of any court, governmental agency or other body is required for the execution by Fletcher of this Agreement or the performance by Fletcher of any of its obligations hereunder, other than such as have been obtained.

               l. Neither the execution by Fletcher of this Agreement nor the performance by Fletcher of any of its obligations hereunder will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under the Memorandum or Articles of Association of Fletcher.

               m. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Preferred Shares, the Converted Stock, the Warrant or the Warrant Shares.

               n. Fletcher represents and warrants that it has not relied upon any information or representations and warranties of Hambrecht & Quist LLC (the "Placement Agent"), including, without limitation, any information regarding IPEC and its officers, financial condition, business and prospects, or the terms of the purchase of the Preferred Shares and the Warrant. The foregoing, however, does not affect any rights of Fletcher relative to IPEC and does not limit or modify the representations and warranties of IPEC in Section 3 of this Agree ment or the right of Fletcher to rely thereon. IPEC and Fletcher expressly acknowledge and agree and intend that the Placement Agent is a third party beneficiary of this Section 4(n).

               5.   Covenants of IPEC.  IPEC covenants and agrees with Fletcher
                    -----------------
as follows:

               a. For so long as any Preferred Share is outstanding or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, IPEC will continue to be a Reporting Issuer within the meaning of Regulation S and will maintain the eligibility of the Common Stock for quotation on NASDAQ or listing on a national securities exchange (as defined in the Exchange Act).

               b. For so long as any Preferred Share is outstanding or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, neither IPEC nor any of its affiliates nor any person acting on its or their behalf will engage in any Directed Selling Efforts with respect to the Preferred Shares, the Warrant, or the Common Stock issuable pursuant to this Agreement and the Warrant. Without limiting the generality of the foregoing, IPEC agrees that, to the extent it or any of its affiliates or any person acting on its or their behalf issues a press release or similar written public statement that includes any reference to the transactions contemplated by this Agreement, IPEC shall provide Fletcher the right to review and approve such press release prior to dissemination.

               c. For so long as any Preferred Share is outstanding or any portion of the Warrant remains outstanding, and in either case for a period of 40 days thereafter, IPEC and its affiliates and persons acting on its behalf will comply with all Offering Restrictions with respect to the Preferred Shares, the Converted Stock, the Warrant and the Warrant Shares.

               d.   Reserved.

               e. IPEC will comply with the terms and conditions of the Preferred Stock and the Warrant as set forth in Annex B hereto. Prior to the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

               f. So long as any Preferred Share is outstanding or any portion of the Warrant remains outstanding, IPEC shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Preferred Shares and exercise of such Warrant, the maximum number of shares of Common Stock then so issuable.

               g. For a period of six months from the date hereof, IPEC will not offer or sell any of its or its affiliates' securities pursuant to Regulation S.

               h. For a period of one year following the date hereof, IPEC will not offer to sell to any person any of its or its subsidiaries' Common Stock (or any securities convertible into or exchangeable for such common stock) in reliance upon Section 4(2) of the Securities Act, or Regulation D promulgated thereunder (an "Equity Placement"), unless IPEC shall have (1) given Fletcher at least 8 Business Days prior written notice of its intention to engage in any such Equity Placement or other capital raising transaction in advance of soliciting or negotiating with any prospective investor and (2) negotiated in good faith with Fletcher during such 8 Business Days with respect to any proposed Equity Placement, provided that
                                                                  --------
     during such 8 Business Day Period, IPEC shall not negotiate with any party other than Fletcher with respect to any proposed Equity Placement. The above restrictions shall not apply to (i) the sale of 50% or more of the outstanding Common Stock of a subsidiary, (ii) any strategic partnership or joint venture entered into by IPEC or any of its subsidiaries, (iii) the merger or consolidation of IPEC with or into any other corporation or entity which results in one person or entity owning a majority of the surviving entity, (iv) any registered, underwritten public offering of IPEC's equity securities, (v) any issuances of Common Stock of IPEC in connection with bank or equipment financing, (vi) any issuances of Common Stock in connection with any employee, consultant or director compensation plan or arrangement or (vii) any transaction intended to be made in reliance upon Rule 144A of the Securities Act so long as such transaction involves more than 10 purchasers.

               i. Beginning on the date hereof and for so long as any portion of the Warrant remains outstanding, and in any case for a period of 40 days thereafter, IPEC will promptly notify Fletcher if there is any public disclosure by IPEC of material information regarding IPEC or its financial condition, prospects or results of operation and will provide Fletcher with copies of all press releases, SEC Filings and any publicly available information it provides to NASDAQ.

               j. In accordance with the terms of Regulation S, IPEC will file with the SEC, within 15 calendar days after the Closing Date, a report on Form 8-K with respect to the transactions contemplated hereby and in the Warrant. In addition, IPEC shall file copies of this Agreement, the Schedule of Disclosure, the Certificate of Designation and the Warrant as exhibits to the Form 8-K.

               k. IPEC shall take all actions necessary to cause the Warrant Shares and the Converted Stock to be duly listed and admitted for trading upon issuance on the NASDAQ or, if applicable, a national securities exchange (as defined in the Exchange Act) and shall maintain the listing of such shares after their issuance.

          6.   Covenants of Fletcher.  Fletcher hereby covenants and agrees
               ---------------------
with IPEC as follows:

               a. During any Restricted Period applicable to the Preferred Shares, the Converted Stock, the Warrant or the Warrant Shares, neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will:

                    (1) offer or sell such Preferred Shares, Converted Stock, Warrant or Warrant Shares other than in an Offshore Transaction;

                    (2) engage in any Directed Selling Efforts with respect to such Preferred Shares, Converted Stock, Warrant or Warrant Shares;

                    (3) offer or sell such Preferred Shares, Converted Stock, Warrant or Warrant Shares other than: (A) in accordance with Rule 903 or Rule 904 of Regulation S; (B) pursuant to registration under the Securities Act or (C) pursuant to an available exemption therefrom; or

                    (4) offer or sell such Preferred Shares, Converted Stock, Warrant or Warrant Shares to any U.S. Person or for the account or benefit of any U.S. Person.

               b. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Preferred Shares, Converted Stock, Warrant or Warrant Shares other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

          6A.  Legend.  The term "Restricted Period," with respect to any
               ------
security, shall mean the Restricted Period then applicable to such security pursuant to Regulation S (or any applicable successor thereto), provided that, the parties agree that, absent an intervening change in the applicable laws, the Restricted Period with respect to the Preferred Shares, the Warrant, the Warrant Shares, and the Converted Stock will expire on the 40th day after the Closing Date. IPEC shall place the following legend on the certificate representing securities (other than the Warrant) issued hereunder prior to the expiration of the Restricted Period:

          The securities represented by this certificate were issued on [insert original issue date] (the "Closing Date") pursuant to the Subscription Agreement dated December__, 1996 between Integrated Process Equipment Corp. ("IPEC") and Fletcher International Limited. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities

          Act"), and have been sold in reliance on the exemption from registration provided by Regulation S under the Securities Act ("Regulation S"). Prior to the expiration of a 40-day restricted period beginning on the Closing Date (the "Restricted Period"), the securities represented by this certificate may not be offered or sold, directly or indirectly, within the United States (as defined in Regulation S under the Securities Act), to a U.S. Person (as defined in Regulation S under the Securities Act) or for the account or benefit of a U.S. Person. After the Restricted Period, such securities may be resold in the United States or to a U.S. Person only if they are registered under the Securities Act or an exemption from registration is available.

          At any time after the expiration of the Restricted Period with respect to the Warrant or the Preferred Shares, certificates for any Warrant Shares or Converted Stock issued or for any transferred shares of Common Stock will not be legended upon satisfaction of the applicable conditions set forth in Section 9 and, if applicable, in the Warrant.

          7.   Registration Rights.
               -------------------

               a. If, at any time after the date hereof, there is any determination of application of, or change in, any law or regulation relating to the issuance and resale of the Preferred Shares, the Converted Stock, the Warrant or the Warrant Shares, including any interpretation or revision by the SEC or action by the United States government relating to Regulation S or any successor or revision to Regulation S, and such determination, change, interpretation, successor, provision or revision imposes a Restricted Period applicable to any security issued or issuable hereunder or under the Warrant that is greater than that in effect on the date of this Agreement, or would materially impair the ability of Fletcher or any of its affiliates to offer, sell or otherwise dispose of any such security pursuant to Regulation S as contemplated hereby, or requires any such offer, sale or other disposition to be registered under the Securities Act, then upon the written request of Fletcher (a "Registration Request"), IPEC shall, as promptly as practicable thereafter and at its own expense, file a registration statement on an appropriate form of the SEC (the "Registration Statement") (which Registration Statement shall be filed on Form S-3, if available) under the Securities Act covering the sale or resale of all such securities (each a "Covered Security") and shall use its best efforts to cause such registration statement to be declared effective as promptly as possible; provided that Fletcher shall have provided such information and cooperation in connection therewith as IPEC may reasonably request. Upon the effectiveness of such Registration Statement (A) IPEC shall issue such securities to Fletcher in accordance with the terms hereof and (B) the provisions of Sections 3(1), (m) and (o) and (p), 4(e), (f),
     (g), (h), (i) and (j), 5(a), (b), (c) and (d), 6 (collectively, the "Specified Provisions"), 8(a) and (b) (to the extent applicable to the Specified Provisions), 9(b), (c) and (d) (to the extent applicable to the Specified Provisions) shall thereafter be of no force and effect with respect to the issuance of such Covered Securities.

               If a Registration Statement has not been declared effective (a "Non-Registration") before the 270th day following the date of a Registration Request, as soon as permitted by any

     Bank Debt (as defined below) but in any event not later than the third anniversary of such Regis tration Request, IPEC hereby agrees to repurchase any Covered Securities as may not be resold in the United States without restriction under the Securities Act upon request for cash in an amount (the "Cash Amount") equal to (i) the liquidation preference of the Preferred Shares, (ii) the Conversion Value multiplied by the number of shares of the Converted Stock, and (iii) the aggregate Exercise Price (as defined in the Warrant) paid in respect of the Warrant. The "Con version Value" is equal to the weighted average of the respective conversion prices of Converted Stock issued to Fletcher upon the conversion of shares of Preferred Shares, with each such conversion price weighted according to the number of shares of Common Stock received on the respective date of conversion. Upon Fletcher's request, the Warrant will be converted into a number of shares of Common Stock equal to the number of shares represented by Warrant Shares multiplied by (X) the difference between (i) the average of the daily volume-weighted average prices of the Common Stock as reported on the Nasdaq National Market (as published by Bloomberg or other mutually agreeable source) for 40 trading day period prior to but exclud ing the date of such request (the "Market Price"), minus (ii) the Exercise Price (as defined in the Warrant), divided by (Y) the Market Price. In the event of a Non-Registration, IPEC shall not issue any securities or incur any indebtedness for borrowed money (other than indebtedness in curred pursuant to a revolving bank credit agreement ("Bank Debt") or in the ordinary course of the Corporation's business), except in connection with the repurchase of Covered Securities.

               In the event of a Non-Registration, if IPEC does not repurchase the Covered Shares, Fletcher shall have the right to convert some or all of the Covered Securities into a note (an "Excess Note") in an amount equal to the Cash Amount due on demand bearing interest at an interest rate of 15% per annum, provided that the obligation to pay principal and interest on the Excess Note(s) may be subordinated to Bank Debt, until the third anniversary of the issuance of such Excess Note(s), at which time all principal and interest payable in respect of the Excess Note(s) shall be paid upon demand. The provisions of this Section shall apply successively as appropriate.

               b. In the case of the registration effected by IPEC pursuant to this Section 7, IPEC will use its best efforts to: (i) keep such registration effective until the earlier of (A) the third anniversary of the issuance of each Covered Security, (B) such date as all of the Covered Securities have been sold by Fletcher or (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates;
     (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by IPEC are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of IPEC and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Covered Securities are originally sold and (B) all other states specified in writing by Fletcher, provided however, that as to this clause
     (B) IPEC shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

               c. IPEC shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

               d. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, IPEC covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning IPEC, until the earlier of (A) the third anniversary of the issuance of each Covered Security or (B) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; (ii) maintain its status as a Reporting Issuer and file with the SEC in a timely manner all reports and other documents required of IPEC for use of Form S-3; and (iii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by IPEC that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of IPEC, and (C) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

               e. Notwithstanding anything else in this Section 7, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, IPEC declares a Blackout Period (as defined below), then IPEC will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, IPEC will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. IPEC may declare a "Blackout Period" if IPEC determines in good faith that (i) a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, or (ii) circumstances exist that make it impractical or inadvisable for IPEC to amend or supplement the Registration Statement or the Prospectus (which circumstances may result, without limitation, from pending negotiations relating to, or consummation of, a transaction or the occurrence of some other event) where any of the foregoing would require disclosure under applicable securities laws of material information in the Registration Statement (or any document incorporated by reference into the Registration Statement) or state securities filings and as to which IPEC has a bona fide business purpose for preserving confidentiality. IPEC will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph (b) of this Section
     7. Notwithstanding the foregoing, (A) under no circumstances shall IPEC be entitled to declare a Blackout Period more than two times in any twelve-month period, (B) the period during which such sales may be suspended pursuant to a Blackout Period shall not exceed thirty days and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period.

               From time to time, but not more than six times in any 12 month period, upon receipt by Fletcher of a written notice (an "Advice Notice") from IPEC, Fletcher will provide IPEC a notice (a "Sales Notice") as promptly as practical identifying the Indemnification Amount (as defined below) based upon the aggregate sale price and volume of Covered Securities subject to contracts to sell any Covered Securities (each a "Sales Contract") and that would require delivery of such Covered Securities during the 30 day period following receipt of an Advice Notice. Upon receipt of such Sales Notice, IPEC will immediately notify Fletcher whether IPEC will declare a Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission or otherwise to comply with the Securities Act and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (b) of this Section 7. If IPEC elects to declare a Blackout Period, and Fletcher or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to as the "Unsold Securities"), IPEC will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 12(a) below) against any Proceeding (as such term is defined in Section 12(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and IPEC shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher
                                --------  -------
     Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further,
                                                              -------- -------
     however, that the Indemnification Amount shall be reduced by an amount
     -------
     equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on NASDAQ or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Contract. As used herein, the term "Trading Day" means any day on which IPEC's Common Stock is quoted on NASDAQ or, if applicable, other national securities exchange.

          8.   Conditions Precedent to Fletcher's Obligations.  The obligations
               ----------------------------------------------
of Fletcher hereunder are subject to the performance by IPEC of its obligations hereunder and to the satisfaction of the following additional conditions precedent unless expressly waived in writing by Fletcher:

               a. The representations and warranties made by IPEC in this Agreement shall be true and correct as of the date hereof, on the Closing Date, on each Conversion Date and on each Warrant Exercise Date (as defined in Annex B hereto), IPEC shall have complied fully with all the covenants and agreements in this Agreement and Fletcher shall have received on each such date a certificate of the Chief Executive Officer and the Chief Financial Officer of IPEC dated such date and to such effect.

               b. On the Closing Date, on each Conversion Date and on each Warrant Exercise Date, IPEC shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c),
     (d), (e), (f), (g), (h), (i) and (q) of Section 3 hereof.

               c. Prior to the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

               d. On the Closing Date, IPEC shall have delivered to Fletcher the opinion of counsel reasonably satisfactory to Fletcher, dated the Closing Date, to the effect that the offer and sale of the Preferred Shares and the Warrant hereunder do not require registration under the Securities Act.

          As used herein the term "Business Day" means any day on which banks in the City of New York are open for business.

          9.   Conditions Precedent to IPEC's Obligations.  The obligations
               ------------------------------------------
of IPEC hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent unless expressly waived in writing by IPEC:

               a. The representations and warranties made by Fletcher in this Agreement shall be true and correct as of the date hereof, on the Closing Date, on each Conversion Date, and on each Warrant Exercise Date, Fletcher shall have complied fully with all the covenants and agreements in this Agreement and IPEC shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

               b. On the Closing Date, Fletcher shall have delivered to IPEC a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person.

               c. On each Conversion Date and each Warrant Exercise Date, Fletcher shall have delivered to IPEC either (i) a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person or (ii) an opinion of counsel to the effect that the Warrant or Preferred Shares, as applicable, and the shares of Common Stock delivered upon exercise or conversion thereof have been registered under the Securities Act or an exemption from such registration is available.

               d. On the date of any transfer by Fletcher of the Warrant, any Preferred Stock or any Converted Stock during the applicable Restricted Period, Fletcher shall have delivered to IPEC a written certification of an appropriate officer of Fletcher dated such date stating that Fletcher is not a U.S. Person and that the Warrant is not being exercised on behalf of a U.S. Person.

               e. On the Closing Date, Fletcher shall have delivered to IPEC the opinion of counsel, dated the Closing Date, to the effect that the offer and sale of the Preferred Shares and the Warrant hereunder do not require registration under the Securities Act.

          10.  Fees and Expenses.  Each of Fletcher and IPEC agrees to pay
               -----------------
its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel, except as otherwise provided for herein. IPEC agrees for the benefit of Hambrecht & Quist LLC (H&Q") to pay the cash fee due to H&Q on the Closing Date and to issue to H&Q on the Closing Date the warrant required under IPEC's agreement with H&Q which has been separately disclosed to Fletcher.

          11.  Non-Performance.
               ---------------

               a. If, on the date hereof, on the Closing Date, on any Conversion Date or any Warrant Exercise Date, IPEC shall fail to deliver the Warrant Shares, the Preferred Shares or Converted Stock to Fletcher required to be delivered pursuant to this Agreement or the Warrant for any reason other than the failure of any condition precedent to IPEC's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then IPEC shall:

                    (1) hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by IPEC; and

                    (2) reimburse Fletcher for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the Warrant and the transactions contemplated herein and therein;

     provided, however, that IPEC shall then be under no further liability to
     --------  -------
     Fletcher except as provided in this Section 11 and Section 12 hereof.

               b. If, on the Closing Date, Fletcher shall fail to purchase the Warrant or the Preferred Shares required to be purchased pursuant to this Agreement for any reason other than the failure of any condition precedent to Fletcher's obligations hereunder or the failure by IPEC to comply with its obligations hereunder, then Fletcher shall:

                    (1) hold IPEC harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by Fletcher; and

                    (2) reimburse IPEC for all of its out-of-pocket expenses, including fees and disbursements of its counsel, incurred by IPEC in connection with this Agreement and the Warrant and the transactions contemplated herein and therein, provided, however, that Fletcher
                                           --------  -------
          shall then be under no further liability to IPEC except as provided in this Section 11 and 12 hereof.

          12.  Indemnification.
               ---------------

               a.   Indemnification of Fletcher.  IPEC hereby agrees to
                    ---------------------------
     indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any of the representations or warranties made by IPEC herein being untrue or incorrect;

                    (2) any breach or non-performance by IPEC of any of its covenants, agreements or obligations under this Agreement; and

                    (3) any untrue or alleged untrue statement of a material fact by IPEC or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading by IPEC or any of its affiliates or any person acting on its or their behalf.

     and IPEC hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

     provided, however, that the foregoing indemnity shall not apply to any
     ------------------
     Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith.

               b.   Indemnification of IPEC.  Fletcher hereby agrees to
                    -----------------------
     indemnify IPEC and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) any of the foregoing persons (each a "IPEC Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                    (1) any of the representations or warranties made by Fletcher herein being untrue or incorrect;

                    (2) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement; and

                    (3) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf.

     and Fletcher hereby agrees to reimburse each IPEC Indemnified Party for any reasonable legal or other expenses incurred by such IPEC Indemnified Party in investigating or defending any such Proceeding;

     provided, however, that the foregoing indemnity shall not apply to any
     ------------------
     Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of IPEC in connection therewith.

               c.   Conduct of Claims.
                    -----------------

                    (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                    (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                    (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not
          --------  -------
          (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                    (4) No Indemnifying Party shall, without the prior written consent to the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

          13.  Survival of the Representations, Warranties, etc. The
               ------------------------------------------------
respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Preferred Shares, the Warrant and any Common Stock issuable hereunder.

          14.  Notices.  All communications hereunder shall be in writing, and
               -------

               a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted and confirmed by telecopy to Fletcher at:

               Fletcher International Limited
               c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109, Mary Street
               Grand Cayman, Cayman Islands
               British West Indies
               Telephone: (809) 949-7755
               Facsimile: (809) 949-7634

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom, LLP
               1440 New York Avenue, N.W.
               Washington, D.C.  20005-2107
               Attention:  Stephen W. Hamilton
               Telephone:  (202) 371-7010
               Facsimile:  (202) 393-5760

               b. if sent to IPEC, shall be delivered by hand, sent by registered mail or transmitted and confirmed by telecopy to IPEC at:

               Integrated Process Equipment Corp.
               4717 East Hilton Ave.
               Phoenix, AZ  85034

               Attention: Chief Financial Officer
               Telephone: (602) 517-7200
               Facsimile: (602) 517-6016

               with a copy to:

               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, C.A. 94304-1050
               Attention:  Neil Wolff
               Telephone:  (415)354-4117
               Facsimile:  (415)493-6811

          15.  Miscellaneous.
               -------------

               a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

               b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, with respect to
     Section 12 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. IPEC may not assign this Agreement or the Warrant.

               c. This Agreement and the Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the Borough of Manhattan in the City and State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement and the Warrant (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

               d. The provisions of this Agreement and the Warrant are severable, and if any clause or provision hereof or thereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement or the Warrant.

               e. This Agreement (including the Warrant and the terms and conditions of the Certificate of Designations relating to the Preferred Shares) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and the Warrant and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the warrant and term sheets between such parties.

               f. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          16.  Time of Essence.  Time shall be of the essence in this
               ---------------
Agreement and the Warrant.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                              INTEGRATED PROCESS EQUIPMENT CORP.

                              By:     /s/ John S. Hodgson
                                    -------------------------
                                    Name: John S. Hodgson
                                    Title:  Vice President and
                                            Chief Financial Officer


                              FLETCHER INTERNATIONAL LIMITED

                              By:     /s/ Alfonse Fletcher, Jr.
                                    -------------------------------
                                    Name: Alfonse Fletcher, Jr.
                                    Title:  Chairman

                                    ANNEX A
                                    -------

                          CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                       INTEGRATED PROCESS EQUIPMENT CORP.


          The undersigned, Sanjeev R. Chitre and John S. Hodgson, do hereby certify:

          1. That they are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Integrated Process Equipment Corp., a Delaware corporation (the "Corporation").

          2. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on November 25, 1996 adopted the following resolution creating a series of 100,000 shares of Preferred Stock designated as Series C Convertible Preferred Stock as required by Section 151 of the Delaware General Corporation
Law:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series C Convertible Preferred Stock:

          SECTION 1.  DESIGNATION AND AMOUNT.  The shares of such series shall
                      ----------------------
be designated as "Series C Convertible Preferred Stock" ("Series C Preferred Stock") and the number of shares constituting Series C Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

          SECTION 2.  DIVIDENDS AND DISTRIBUTIONS.  No dividends shall accrue or
                      ---------------------------
be payable in respect of the Series C Preferred Stock.

          SECTION 3.  VOTING RIGHTS.  Except as required by applicable law or
                      -------------
Section 12, the holders of shares of Series C Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders of the Corporation and their consent shall not be required for taking any corporate action.

          SECTION 4.  CONVERSION.
                      ----------

          (A) Subject to Section 4(C) and Section 4(D), at any time on or after the 46th day following the first issuance of shares of Series C Preferred Stock, a holder of Series C Preferred Stock may, by delivering to the Corporation written notice ("Conversion Notice"), convert one or more shares of Series C Preferred Stock into the number of shares of the Corporation's common stock (the "Common Stock") equal to (i) $250.00 divided by (ii) the Conversion Price (as defined in Section 4(E)). The Conversion Notice shall specify the number of shares of Series C Preferred Stock to be converted, the applicable Conversion Price, the number of shares of Common Stock issuable on conversion (which shall not be less than 50,000 shares of Common Stock, except if all shares of Series C Preferred Stock then outstanding are being converted to Common Stock). From and after the date on which the Corporation received a Conversion Notice from a holder of a share of Series C Preferred Stock (or if such date is not a business day in the State of California, the next succeeding business day) (the "Conversion Date"), such share shall cease to be outstanding and the converting holder shall be deemed the owner of the number of shares of Common Stock into which such share of Series C Preferred Stock was converted. The Corporation shall deliver to such holder a stock certificate evidencing such shares of Common Stock within three business days following the Conversion Date (the "Issue Date").

          On the Issue Date, the Issuer shall issue and cause to be delivered (against delivery of the certificate representing the Series C Preferred Stock (the "Preferred Certificate")) to the registered holder thereof at such address as such holder shall specify in the Conversion Notice a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion, registered in such holder's name, together with cash (if any) as provided in Section 6. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of such Conversion Date. If on such Issue Date the number of shares of Series C Preferred Stock to be delivered shall be less than the total number of shares represented by the Preferred Certificate, there shall be issued to the holder thereof or his assignee on such Issue Date a new Preferred Certificate evidencing the remaining Series C Preferred Stock.

     (B) Subject to Section 4(C) and Section 4(D), on December 31, 2002, (or if such date is not a business day in the State of California, the next succeeding business day) (the "Automatic Conversion Date"), any shares of Series C Preferred Stock then outstanding shall automatically convert into Common Stock in accordance with the terms hereof but without the delivery of a Conversion Notice. From and after the Automatic Conversion Date, such shares of Series C Preferred Stock shall cease to be outstanding and the converting holder shall be deemed the owner of the number of shares of Common Stock into which such shares of Series C Preferred Stock were converted. The Corporation shall deliver to such holder a stock certificate evidencing such shares of Common Stock within three business days following the Automatic Conversion Date. For the purpose of determining the applicable Conversion Price under Section 4(E), the Automatic Conversion Date shall be deemed the Conversion Date.

     (C) If, either at the time that the Corporation received a Conversion Notice or on December 31, 2002, the aggregate number of shares of Common Stock issuable pursuant to such Conversion Notice and all other Conversion Notices received at that time (the "Subject Conversion Notices"), when added to the aggregate number of shares of Common Stock (a) previously issued pursuant to the conversion of shares of Series C Preferred Stock and the exercise of that certain Warrant to purchase Common Stock (the "Warrant") issued by the Corporation to Fletcher International Limited on the date of the first issuance of shares of Series C Preferred Stock and (b) issuable upon conversion of all remaining outstanding shares of Series C Preferred Stock (determining such number as if such Series C Preferred Stock were converted as of the Conversion Date relating to such Conversion Notice) and
(c) issuable upon exercise of the Warrant (determined based upon the Exercise Price then in effect under the Warrant) would exceed the number of shares equal to 19.9% of the total number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination, or consolidation of the Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the date of the first issuance of shares of Series C Preferred Stock (the "19.9% Limit") and such circumstance would require the approval of the holders of the Common Stock pursuant to the listing requirements or rules of the Nasdaq National Market (or such stock exchange or other interdealer quotation system on which the Common Stock is then listed or quoted), then the number of shares of Series C Preferred Stock identified in the Subject Conversion Notices that, if converted into shares of Common Stock, would equal or exceed the 19.9% Limit (the "Excess Preferred Shares"), shall not be converted unless and until the stockholder approval referred to in Section 5 (the "Required Consent") is obtained or is no longer required. The Excess Preferred Shares will be allocated among the holders delivering Subject Conversion Notices on a pro rata basis based on the relative number of shares of Series C Preferred Stock identified in each such Subject Conversion Notice. Any Excess Preferred Shares shall not be converted into shares of Common Stock until the later of the date on which the Required Consent is obtained and the Corporation received a subsequent Conversion Notice with respect thereto.

     (D) Shares of Series C Preferred Stock shall be convertible only into the Maximum Number of shares of Common Stock. The "Maximum Number" is equal to the sum of 1,400,000 plus the Convertible Number. The "Convertible Number" is initially zero and thereafter may be increased upon expiration of a 65 day period (the "Notice Period") after the holder delivers a notice (a"65 Day Notice") to the Issuer designating an aggregate number of shares of Common Stock in excess of 1,400,000 which will become convertible. A 65 Day Notice may be given at any time. If the initial 65 Day Notice does not designate all of the shares of Common Stock then issuable upon conversion to such holder under the Series C Preferred Stock, additional shares of the Series C Preferred Stock will become convertible for some or all of the remaining shares of Common Stock upon delivery of one or more 65 Day Notices increasing the Convertible Number after a further Notice Period. From time to time following the Notice Period, shares of the Series C Preferred Stock may be converted on any Business Day for any quantity of shares of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number.

     (E)       "Conversion Price" means the lesser of the following:
                                            ------

          (i) 101% of the average of the daily volume-weighted average prices as reported by Bloomberg, L.P. (or otherwise as agreed mutually between the Corporation and the holder of record of Series C Preferred Stock delivering a Conversion Notice) of the Common Stock on the Nasdaq National Market (or such other national securities exchange which the Common Stock is then listed) during the forty trading days ending two Trading Days (as defined below) before the Conversion Date (the "Pricing Period"); or

          (ii) 115% of the average of the daily volume-weighted average prices as reported by Bloomberg, L.P. (or otherwise as agreed mutually between the Corporation and the holder of record of Series C Preferred Stock delivering a Conversion Notice) of the Common Stock on the Nasdaq National Market (or such other national securities exchange on which the Common Stock is then listed) during the first five Trading Days of the Pricing Period. The term "Trading Day" shall mean any trading day on the Nasdaq National Market (or such other national securities exchanges on which the Common Stock is then listed).

     SECTION 5.  STOCKHOLDER APPROVAL.  In the event there are Excess
                 --------------------
Preferred Shares as described in Section 4(C), the Corporation shall promptly take all actions reasonably necessary to obtain the required consent, including causing its Board of Directors to call a special meeting of stockholders and recommend such approval.

     In the event the Required Consent is not obtained within 90 days of the 19.9% Limit becoming effective, each holder shall have the right at any time and from time to time to require the Corporation to repurchase, and the Corporation hereby agrees to repurchase, any or all Excess Preferred Shares at a price of $250 per share upon thirty days notice by delivery of a notice requesting such repurchase. If Excess Preferred Shares exist, the Corporation shall not issue any securities or incur any indebtedness for borrowed money (other than indebtedness incurred pursuant to a revolving bank credit agreement ("Bank Debt") or in the ordinary course of the Corporation's business), except in connection with the repurchase of Excess Preferred Shares. In the event Excess Preferred Shares exist, the Requisite Consent is not obtained within 90 days of the 19.9% limit becoming effective and the Corporation does not repurchase Excess Preferred Shares as provided in this Section 5, each holder shall have the right to convert some or all of the Excess Preferred Shares into a note (an "Excess Note") in an amount equal to the Liquidation Preference (as defined below) of such Preferred Shares due on demand bearing interest at an interest rate of 15% per annum, provided that the obligation to pay principal and interest on the Excess Note(s) may be subordinated to Bank Debt, until the third anniversary of the issuance of such Excess Note(s), at which time all principal and interest payable in respect of the Excess Note(s) shall be paid upon demand. The provisions of this Section shall apply successively as appropriate.

     SECTION 6.  FRACTIONAL SHARES.  Fractional shares of Common Stock
                 -----------------
shall not be issued upon conversion of shares of Series C Preferred Stock. In lieu of issuance of a fractional share, the Corporation shall pay to the holder of the share of Series C Preferred Stock being converted a cash amount equal to such fraction multiplied by the Conversion Price.

     SECTION 7.  RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The
                 ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding shares of the Series C Preferred Stock (a "Deficiency"), the Corporation shall promptly take all actions reasonably necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including causing the Board of Directors to call a special meeting of stockholders and recommend such increase.

     In the event a Deficiency occurs and is not eliminated within 90 days of its first occurrence, each holder shall have the right at any time and from time to time to require the Corporation to repurchase, and the Corporation hereby agrees to repurchase, any or all Preferred Shares not then convertible at a price of $250 per share upon thirty days notice by delivery of a notice requesting such repurchase.

     If a Deficiency exists, the Corporation shall not issue any securities or incur any indebtedness for borrowed money (other than indebtedness incurred pursuant to a revolving bank credit agreement ("Bank Debt") or in the ordinary course of the Corporation's business), except in connection with the repurchase of Preferred Shares not then convertible. In the event a Deficiency exists and is not eliminated within 90 days of its first occurrence and the Corporation does not repurchase Preferred Shares as provided in this Section 7, each holder shall have the right to convert some or all of the Preferred Shares not then convertible into a note (a "Deficiency Note") in an amount equal to the Liquidation Preference (as defined below) of such Preferred Shares due on demand bearing interest at an interest rate of 15% per annum, provided that the obligation to pay principal and interest on the Deficiency Note(s) may be subordinated to Bank Debt, until the third anniversary of the issuance of such Deficiency Note(s), at which time all principal and interest payable in respect of the Deficiency Note(s) shall be paid upon demand. The provisions of this Section shall apply successively as appropriate.

     SECTION 8.  LIQUIDATION, DISSOLUTION OR WINDING UP.   In the event of
                 --------------------------------------
any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series C Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Series C Preferred Stock shall be entitled to receive $250.00 per share (the "Liquidation Preference"). If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series C Preferred Stock, if any, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series C Preferred Stock and any such other stock if all amounts payable thereon were paid in full.

     SECTION 9.  CONSOLIDATION, MERGER, ETC.  In case the Corporation shall
                 ---------------------------
be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series C Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction had such holder converted such share of Series C Preferred Stock into Common Stock immediately before such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this
Section 9 and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C Preferred Stock which will contain provisions enabling the holders of the Series C Preferred Stock which remains outstanding after such transaction to convert into the consideration received by holders of Common Stock at the Conversion Price as determined pursuant to the terms hereof. The provisions of this Section 9 shall similarly apply to successive Transactions.

     SECTION 10.  STOCK DIVIDENDS, STOCK SPLITS, ETC.  In case the
                  ----------------------------------
Corporation shall after the date of first issuance of shares of Series C Preferred Stock (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock (excluding any transaction as to which Section 9 applies), each share of Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to the happening of such event or the record date therefor, whichever is earlier. In addition, if any of the events described above in this
Section 10 shall become effective on a Trading Day which is included in the calculation of the Conversion Price, then the average of the daily volume-weighted average prices of the Common Stock for the period from the first Trading Day included in the calculation of the Conversion Price to (but not including) the effective date of such event (the "Adjustable Average Price") will be proportionately adjusted to reflect such event in calculating the Conversion Price. If the event in question causes an increase in the total number of outstanding Common Stock, then the Adjustable Average Price will be proportionately decreased. If the event in question causes an decrease in the total number of outstanding Common Stock, then the Adjustable Average Price will be proportionately increased. Adjustments made pursuant to this Section shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the record date in the case of subdivision, combination or reclassification.

     SECTION 11.  REDEMPTION.  The shares of Series C Preferred Stock shall
                  ----------
not be redeemable, except as set forth in Section 5 and Section 7.

     SECTION 12.  AMENDMENT.   So long as any shares of Series C Preferred
                  ---------
Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series C Preferred Stock outstanding, voting separately as a series, amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock.

     SECTION 13.  REACQUIRED SHARES.  Any shares of Series C Preferred Stock
                  -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock of the Corporation and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of preferred stock of the Corporation or any similar stock or as otherwise required by applicable law.

     SECTION 14.  RANK.
                  ----

     a. With respect to liquidation preferences, the Series C Preferred Stock shall rank senior to or on a parity with all other existing capital stock of the Corporation and shall rank senior to all series of any other class of the Corporation's capital stock issued after the date of the filing of this Certificate of Designation.

     b. So long as any shares of the Series C Preferred Stock are outstanding, no Common Stock nor any other such stock of the Corporation ranking junior to the Series C Preferred Stock, upon liquidation, will be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series C Preferred Stock, upon liquidation) unless, in each case the Corporation offers to redeem shares of the Series C Preferred Stock on substantially the same terms (provided that the redemption price shall not be less than $250 per share).

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by the Chief Executive Officer of the Corporation and attested by its Secretary this ____ day of December, 1996.


                        /s/  Sanjeev R. Chitre
                        ------------------------------------------------
                             Sanjeev R. Chitre, Chief Executive Officer


Attest:


/s/ John S. Hodgson
--------------------------------
    John S. Hodgson, Secretary

                                    ANNEX B
                                    -------
                                                   AS EXECUTED DECEMBER 16, 1996



          The Warrant represented by this certificate was issued on December 16, 1996 (the "Closing Date") pursuant to the Subscription Agreement dated December 12, 1996 between Integrated Process Equipment Corporation and Fletcher International Limited. Neither the Warrant represented by this certificate nor the securities issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act"). The Warrant represented by this certificate may not be exercised by or on behalf of any U.S. Person (as defined in Regulation S under the Act ("Regulation S")) unless the securities issuable upon exercise hereof are registered under the Act or an exemption from such registration is available. The Warrant represented hereby has been issued and sold in reliance on the exemption from registration provided by Regulation S.


WARRANT NO.      F-1                                UP TO 456,000 WARRANT SHARES
              -----------

                              WARRANT CERTIFICATE

                    INTEGRATED PROCESS EQUIPMENT CORPORATION

     This Warrant Certificate certifies that FLETCHER INTERNATIONAL LIMITED ("Fletcher"), or its registered assigns, is the registered holder of one Warrant (the "Warrant") expiring on the Termination Date (as defined below) to purchase shares of common stock, par value $.01 per share (the "Common Stock"), of INTEGRATED PROCESS EQUIPMENT CORPORATION, a Delaware corporation (the "Issuer" or "IPEC"). The Warrant entitles the holder to purchase from the Issuer up to 456,000 Warrant Shares (as defined below), subject to adjustment on the Measuring Date (as defined below), at a per share Exercise Price (as defined
below).   A "Warrant Share" initially represents one fully paid and
nonassessable share of Common Stock, based upon an Exercise Rate (as defined below) of one-for-one, subject to adjustment pursuant to Section 10 hereof.


     The Warrant represented hereby was issued on December 16, 1996 (the "Closing Date") pursuant to the Subscription Agreement dated December 12, 1996 (the "Subscription Agreement"), between the Issuer and Fletcher, and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Subscription Agreement. A copy of the Subscription Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

     The Warrant represented hereby may be exercised on any Business Day (a "Warrant Exercise Date") from and including June 16, 1998 (the "Unrestricted Date") (or such earlier date as shall be provided for in paragraph 10(d) hereof) to and including December 16, 2002 (the "Termination Date").

     On June 16, 1997 (the "Measuring Date"), the number of Warrant Shares is subject to reduction in accordance with the terms of this paragraph. The "Equivalent Value" is equal to the sum of (i) the aggregate liquidation value of the shares of Series C Preferred Stock of the Issuer held by Fletcher on the Measuring Date and (ii) the number of shares of Common Stock held by Fletcher on the Measuring Date multiplied by the Conversion Value. The "Conversion Value" is equal to the weighted average of the respective conversion prices of shares of Common Stock issued to Fletcher upon the conversion of shares of Series C Preferred Stock of the Issuer on or prior to the Measuring Date, with each such conversion price weighted according to the number of shares of Common Stock received on the respective date of conversion. If on the Measuring Date, the Equivalent Value is less than $12.5 million, the number of Warrant Shares shall equal:

                       456,000 X [ 9.6 OVER (X - 3.3) ]

where X represents the average of the daily volume-weighted average prices of the Common Stock as reported by Bloomberg, L.P. ("Bloomberg") for the six-month period beginning on the Closing Date and ending on the Measuring Date; provided that the number of Warrant Shares shall not exceed 456,000 or be less than 228,000. If a third party merges or consolidates with, or acquires all or substantially all the assets of, the Issuer prior to the Unrestricted Date, the number of Warrant Shares shall equal 456,000.

     The exercise price per Warrant Share shall be $24.567 (plus transfer taxes, if applicable, the "Exercise Price"). The Exercise Price multiplied by the Exercise Amount (as defined below) at any Warrant Exercise Date is referred to herein as a "Warrant Purchase Price".

     The Warrant represented hereby shall have the following additional terms:

     1. To exercise the Warrant, the registered holder must, prior to the Termination Date, surrender this Warrant Certificate to the Issuer at its principal office with the Exercise Notice attached hereto (an "Exercise Notice") duly completed and signed by the registered holder hereof and stating the total number of Warrant Shares in respect of which the Warrant is then exercised (the "Exercise Amount") and tender in cash or by certified or official bank check the applicable Warrant Purchase Price. In order to exercise the Warrant, the registered holder hereof is required to give either (a) a written certification that it is not a U.S. Person (as defined in Regulation S) and the Warrant is not being exercised on behalf of a U.S. Person or (b) a written opinion of counsel to the effect that the Warrant and the securities deliverable upon exercise hereof have been registered under the Act or are exempt from registration thereunder. The Warrant shall be exercisable only in the minimum amount of 50,000 Warrant Shares (or such lesser amount as shall constitute the full amount remaining of this Warrant). As used herein the term "Business Day" means any day on which banks in the City of New York are open for business.

     2. On the third Business Day following a Warrant Exercise Date (an "Issue Date") the Issuer shall issue and cause to be delivered to the registered holder hereof at such address as such holder shall specify in the Exercise Notice a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant, registered in such holder's name, together with cash (if any) as provided in paragraph 4. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of such Warrant Exercise Date.

     3. If on such Issue Date the number of Warrant Shares to be delivered shall be less than the total number of Warrant Shares deliverable hereunder, there shall be issued to the holder hereof or his assignee on such Issue Date a new warrant certificate substantially identical to this Warrant Certificate, except that such new warrant certificate shall evidence the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable hereunder less (y) the number of Warrant Shares so delivered.

     4. The Issuer shall not be required to issue fractional Warrant Shares on the exercise of the Warrant represented hereby. The number of full Warrant Shares which shall be issuable upon the exercise of the Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this paragraph 4, be issuable on the exercise of the Warrant, the Issuer shall pay an amount in cash equal to the last per share sale price of the Common Stock on the day immediately preceding the Warrant Exercise Date, multiplied by such fraction.

     5. For so long as the Warrant represented hereby has not been exercised in full, the Issuer shall at all times prior to the Termination Date reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for issuance upon exercise of the Warrant represented hereby, the maximum number of shares of Common Stock then so issuable. In furtherance of the foregoing, subject to adjustment pursuant to Section 10, the Issuer shall reserve for issuance hereunder not less than 456,000 shares of Common Stock. In the event the number of shares of Common Stock issuable in respect of the Warrant Shares exceeds the authorized number of shares of Common Stock or other securities, the Issuer shall promptly take all actions necessary to increase the authorized number, including causing its Board of Directors to call a special meeting of stockholders and recommend such increase.

     6. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer not to exercise the Warrant or transfer the Warrant or the

          Warrant Shares represented hereby except in compliance with the terms of the Subscription Agreement and this Warrant Certificate.

     7. By accepting delivery of this Warrant Certificate, the registered holder hereof covenants and agrees with the Issuer that no Warrant may be sold, assigned, conveyed, encumbered, pledged, hypothecated or in any other manner disposed of or transferred, in whole or in part, unless and until such holder shall deliver to the Issuer (i) written notice of such transfer and of the name and address of the transferee and such notice has been received by the Issuer; (ii) a written agreement of the transferee to comply with the terms of the Subscription Agreement and this Warrant Certificate and (iii) a written certification of appropriate officers of the transferee that such transferee is not a "U.S. person" as defined in Regulation S under the Securities Act of 1933, as amended, or any person holding on behalf of any U.S. Person or that such transfer is otherwise exempt from any registration requirements. If a portion of the Warrant is transferred, all rights of the registered holder hereunder may be exercised by the transferee (subject to the requirement that such transferee shall provide a written certification of appropriate officers of the transferee that such transferee is not a U.S. Person or exercising on behalf of a U.S. Person or that such transfer is otherwise exempt from any registration requirements in respect of the number of Warrant Shares transferred with the portion of the Warrant) provided that any registered holder of the Warrant may deliver an Exercise Notice or elect the form of consideration pursuant to Section 10 only with respect to the Warrant Shares subject to such holder's portion of the Warrant, and, for purposes of paragraph 10(d), the selection of the investment banker shall be made by the registered holder(s) of a majority in interest of the Warrant.

      8. The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of the Warrant by the registered holder hereof; provided, however, that the Issuer
                                        --------  -------
          shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of the Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver the Warrant Certificate or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     9. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, reasonably satisfactory to the Issuer. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

     10. The number of shares of Common Stock (and other capital stock or property) (as adjusted from time to time, the "Exercise Rate") issuable in respect of each Warrant Share upon the exercise of the Warrant and the terms and conditions of the Warrant are subject to adjustment by the Issuer, in consultation with the holder hereof, from time to time as follows:

          (a)  If the Issuer:

               1. subdivides its outstanding shares of Common Stock into a greater number of shares;

               2. combines its outstanding shares of Common Stock into a smaller number of shares; or

               3. issues by reclassification of its Common Stock any shares of its Capital Stock (as defined below);

               then the Exercise Rate in effect immediately prior to such action shall be adjusted so that the registered holder hereof shall thereafter be entitled to receive upon exercise the number of shares of Common Stock or other Capital Stock of the Issuer which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

               As used herein, the term "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

               Such adjustment shall become effective simultaneously with the effective date of any subdivision, combination or reclassification.

               If, after an adjustment, the registered holder hereof would receive upon exercise shares of two or more classes of Capital Stock of the Issuer, the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to each such class of Capital Stock as is contemplated hereby with respect to the Common Stock, on terms comparable to those applicable to Common Stock hereunder.

          (b) Whenever any of the actions described in this Section 10 are to be taken, the Issuer shall provide the notices required by paragraph 12 hereof.

          (c)  If:

               1. the Issuer takes any action that would require an adjustment in the Exercise Rate pursuant to subparagraph (a) above; or

               2.   there is a liquidation or dissolution of the Issuer;

               then the Issuer shall mail to the registered holders hereof a notice stating the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, as the case may be. The Issuer shall mail the notice at least 15 days before such date provided that failure to do so shall not affect the validity of the action.

          (d)  1.   If the Issuer proposes to consolidate or merge with or into, or sell, transfer or lease all or substantially all its assets or if any person offers to purchase less than all of the outstanding shares of Common Stock (a "Partial Offer") and as a result of such Partial Offer such person would become the beneficial owner of a majority of the then outstanding shares of Common Stock (any of which, a "Transaction"), the Issuer shall comply with the provisions of this paragraph (d). The Issuer shall promptly notify the holders of the Warrant of the date the Transaction will become effective (the "Transaction Date") at least 20
                    Business Days in advance of such date. The person who consolidates, merges with or into, or acquires the Issuer or substantially all its assets or who makes a Partial Offer is referred to as the "Acquiror."

               2. The holders of the Warrant may, by giving the Issuer written exercise notice at least 5 Business Days prior to the Transaction Date ("Transaction Exercise Notice"), elect to exercise the Warrant immediately before the Transaction closes. If the Transaction Date would occur prior to the Unrestricted Date, such Transaction Date shall be a Warrant Exercise Date for all purposes hereof. If the holder gives the Transaction Exercise Notice, shares of Common Stock issued under this Warrant immediately prior to the Closing shall be exchanged for or converted into the consideration payable in respect of all other shares of Common Stock in the Transaction.

               3. If the holders of the Warrant do not give the Transaction Exercise Notice, then upon consummation of such Transaction (other than a Partial Offer, unless the holder consents) the Warrant shall automatically become exercisable upon similar terms as the Warrant for the Adjusted Number (as defined below) of shares of common stock of the Acquiror (without regard to the form of acquisition consideration) at a price per share equal to the Adjusted Exercise Price (as defined below). The "Adjusted Number" shall be equal to the number of Warrant Shares immediately prior to consummation of the Transaction multiplied by a fraction the numerator of which is the closing sales price per share of IPEC Common Stock as reported by Bloomberg L.P. for the last full Trading Day immediately before the Transaction Date and the denominator of which is the closing sales price per share as reported by Bloomberg L.P. of common stock of the Acquiror for the last full Trading Day immediately prior to the Transaction Date (the "Acquiror Share Price"). The "Adjusted Exercise Price" shall be equal to the Exercise Price multiplied by a fraction the numerator of which is the number of Warrant Shares immedi ately prior to the Transaction Date and the denominator of which is the Adjusted Number.

               4. If the shares of common stock of the Acquiror are not listed on a national securities exchange in the United States, (i) the Acquiror Share Price shall be determined using the procedures set forth below, and (ii) the Warrant shall not be exercisable except on the Termination Date for cash equal to the appraised value of the shares of the Acquiror's common stock underlying the Warrant as of the Termination Date as follows. Values as of the Transaction Date and the Termination Date will be appraised by two nationally recognized investment banks, one selected by the Issuer and the other by the registered holder. If such appraisals differ by less than ten percent of the lower of the two, then such appraised value shall be equal to the average of such appraisals. If such appraisals differ by more than ten percent of the lower of the two, then such appraised value shall be determined by a third nationally recognized investment bank selected by such two previous investment banks.

               5. The Issuer covenants and agrees with the registered holders of this Warrant that the Issuer will not enter into an agreement with an Acquiror for a Transaction unless such agreement expressly obligates the Acquiror for the benefit of the registered holders of this Warrant to assume all of the Issuer's obligations under the Subscription Agreement and under this Warrant (including this paragraph (d)), and to give the registered holders of this Warrant written notice that the Acquiror has assumed such obligations.

               6. If a record date is used in connection with a Transaction, the holder of the Warrant shall be deemed to be the record holder as of any record date set in connection with the Transaction of the number of shares of Common Stock such holder would receive in the Transaction if and only if such holder timely delivered the Transaction Exercise Notice and also delivered the Warrant Purchase Price to the Issuer before the closing of the Transaction.

               7. This Section (d) shall similarly apply to successive Transactions.

          (e) After an adjustment to the Exercise Rate hereunder, any subsequent event requiring an adjustment hereunder shall cause an adjustment to the Exercise Rate as so adjusted.

          (f) Upon the issuance of any stock dividend or distribution of Common Stock pro rata to all holders of Common Stock, the Exercise Rate shall be adjusted so that the registered holder hereof on the record date for such distribution shall be entitled to receive such dividend or distribution on the same terms as the holders of Common Stock upon exercise hereof.

     11. Upon any adjustment of the Exercise Rate pursuant to paragraph 10, the Issuer shall promptly thereafter but in any event within 15 days following such adjustment (i) cause to be delivered to the registered holder hereof a certificate of its Chief Financial Officer setting forth the Exercise Rate after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be delivered to the registered holder hereof at its address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this paragraph 12.

          In case:

          (a) the Issuer shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) of any proposal for a consolidation or merger to which the Issuer is a party, the sale or transfer of all or substantially all of the assets of the Issuer or of any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of a tender offer or exchange offer for shares of Common Stock; or

          (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

          (d) the Issuer proposes to take any action which would require an adjustment of the Exercise Rate pursuant to paragraph 10;

          then the Issuer shall cause to be given to the registered holder hereof at its address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
          (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

     13. The Issuer shall serve as warrant agent (the "Warrant Agent") under this Agreement. The Warrant Agent hereunder shall at all times maintain a register (the "Warrant Register") of the holders of Warrants. Upon 30 days' notice to the registered holder hereof, the Issuer may appoint a new Warrant Agent. Such new Warrant Agent shall be a corporation doing business and in good standing under the laws of the United States or any state thereof, and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided that such reports are published at least
                              --------
          annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the Issuer.

          Any corporation into which the Issuer or any new Warrant Agent may be merged or any corporation resulting from any consolidation to which the Issuer or any new Warrant Agent shall be a party or any corporation to which the Issuer or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Agreement without any further act; provided that such corporation (i) would be
                                   --------
          eligible for appointment as successor to the Warrant Agent under the provisions of this paragraph 13 or (ii) is a wholly owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the registered holder hereof at such holder's last address as shown on the Warrant Register.

          This Warrant Certificate shall not be valid unless signed by the Issuer.

          IN WITNESS WHEREOF, Integrated Process Equipment Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

Dated:  December 16, 1996
                                INTEGRATED PROCESS EQUIPMENT CORPORATION


                                By:  /s/ John S. Hodgson
                                     ---------------------------------
                                     Title:  John S> Hodgson
                                     Title:  Vice President and
                                             Chief Financial Officer

                            FORM OF EXERCISE NOTICE

                 (To Be Executed Upon Exercise Of the Warrant)

                                              [DATE]

Integrated Process Equipment Corporation
[Address]
[Address]
Attention:  *

          Re:  Warrant No.
               -----------------------

Ladies and Gentlemen:

          The undersigned is the registered holder of the above-referenced warrant (the "Warrant") issued by Integrated Process Equipment Corporation, evidenced by the Warrant Certificate attached hereto, and hereby elects to exercise the Warrant to purchase ____________ Warrant Shares (as defined in such Warrant Certificate) and herewith tenders $____________ by certified or official bank check to the order of Integrated Process Equipment Corporation as payment for such Warrant Shares in accordance with the terms of such Warrant Certificate and the Subscription Agreement (as defined in the Warrant Certificate). The undersigned hereby certifies that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933, as amended (the "Act")), it is not exercising this Warrant on behalf of any U.S. Person and the Warrant is not being exercised within the United States. This exercise notice is accompanied by the certificates required to be delivered pursuant to Section 8 of the Subscription Agreement.

          In accordance with the terms of the attached Warrant Certificate, the undersigned requests that certificates for such shares be registered in the name of and delivered to the undersigned at the following address:

                             ____________________
                             ____________________
                             ____________________.

          By providing the above address, the undersigned confirms that, upon exercise of the Warrant, the Warrant Shares will not be delivered within the United States (as defined in Regulation S under the Act) unless (i) in an offering deemed to meet the definition of "offshore transaction" pursuant to paragraph (i)(3) of Rule 902 under the Act or (ii) an opinion of counsel has been provided to the effect that the Warrant and the Warrant Shares have been registered under the Act or an exemption from such registration is available.

          [If the number of Warrant Shares to be delivered is less than the total number of Warrant Shares deliverable under the Warrant, insert the following -- The undersigned requests that a new warrant certificate substantially identical to the attached Warrant Certificate be issued to the undersigned evidencing the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable under the Warrant less (y) the number of Warrant Shares to be delivered in connection with this exercise.]

                                    NAME OF REGISTERED HOLDER
                                    [ADDRESS]
                                    [ADDRESS]
                                    [ADDRESS]

                                    By:  _______________________________
                                         Name:
                                         Title:

                                    ANNEX C
                                    -------

                            SCHEDULE OF DISCLOSURE
                            ----------------------

          This Schedule of Disclosure is made and given pursuant to Section 3 of the Subscription Agreement (the "Agreement") between Integrated Process Equipment Corp. (the "Company") and Fletcher International Limited. The paragraph numbers in this Schedule of Disclosure correspond to the paragraph numbers in the Agreement; however, any information disclosed herein under any paragraph number shall be deemed to be disclosed and incorporated into any other paragraph number under the Agreement where such disclosure would be appropriate. Any terms defined in the Agree ment shall have the same meaning when used in this Schedule of Disclosure as when used in the Agreement unless the context otherwise requires.

          3(e)(1)(B) IPEC makes no representation as to Fletcher's compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934. IPEC assumes that Fletcher will comply in a timely manner with all such requirements.

          3(j). IPEC filed its quarterly report on Form 10-Q for the period ended December 31, 1995 one day after the extended filing deadline under Rule 12b-25. The last date for filing was February 20, 1996 and the report was filed on February 21, 1996. IPEC subsequently communicated with the SEC branch chief seeking the concurrence of the Staff of the SEC in IPEC's conclusion that IPEC should be considered to have timely filed all reports required under the Securities Exchange Act of 1934 notwithstanding the late filing. The branch chief advised IPEC management in a telephone conversation that the SEC would not issue a formal statement to this effect, but that there would be no notation placed on the SEC's internal computer system indicating that the report had been filed late and that IPEC should assume that it would be continue to be eligible for Form S-3 and be viewed as having filed the Form 10-Q report in a timely manner for other purposes under the Securities Act of 1933 and the Securities Exchange Act of 1934.

          3(q). The Company has agreed to issue warrants to purchase up to 90,000 shares of Common Stock on December 31, 1996 and up to 100,000 shares of Common Stock on March 31, 1997. In addition, at the Closing, the Company will issue a warrant to Hambrecht & Quist LLC to purchase between 19,000 and 23,000 shares of Common Stock on the same terms as the Warrant issued to Fletcher.